SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 9, 2001
(Date of Report)

              CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

              0-8401
(Commission File Number)

                54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

                         (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:   OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 7, 2001, CACI International Inc announced that its Board of Directors has declared a 100% percent stock dividend on its common stock, having the effect of a two-for-one stock split. Stockholders of record on November 30, 2001 will be entitled to one additional shares of common stock for each share of the Registrant's common stock held on that date. On or about December 6, 2001, the Registrant's transfer agent will mail certificates for the new shares to stockholders.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release dated November 7, 2001, announcing that the Registrant's Board of Directors has declared a 100 percent stock dividend on the company's common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary